FARM OUT AGREEMENT

PROJECT NAME: ANTLE LEASE

RUSSELL COUNTY, KENTUCKY

THIS Farm out Agreement is made and entered into on this 25th day of June 2015, by and between the undersigned, SUPERNOVA ENERGY, whose address is 7230 Indian Creek Lane #201 Las Vegas NV 89149, hereinafter referred to as “SUPERNOVA”, and OMR Drilling and Acquisition LLC, a Kentucky corporation, whose address is 5405 S. Highway 127, Albany, Kentucky, hereinafter referred to as “OMR DRILLING”.

WITNESSETH

WHEREAS, SUPERNOVA owns a certain Oil, Gas and Mineral Lease (the “Lease”) in and to lands situated in the county noted hereinabove in an area known to the parties hereto by the project name noted hereinabove; and,

WHEREAS, SUPERNOVA desires to farm out drilling locations on said lease.

NOW, THEREFORE the parties hereto do hereby agree and stipulate as follows, to-wit:

1.	OMR DRILLING agrees to market up to eight new drill locations and maintain a minimum of 10% Net Revenue Interest for SUPERNOVA in each of the eight new drill locations. OMR DRILLING further agrees to market one location that has a partially drilled dry well that could be deepened and will maintain a minimum of 15% Net Revenue Interest for SUPERNOVA in this one well.

2.	OMR DRILLING agrees that in negotiating for the first three new drill locations an acid treatment for the Slugger #1 well will be included and in negotiating for the remaining five new drill locations OMR DRILLING will ask for a minimum additional fee of $1,000 per well.

3.	This Agreement embodies the entire agreement between the parties hereto, and supersedes any and all prior negotiations or agreements in regard thereto. No alteration or extensions of this Agreement shall be binding unless in writing and signed by the parties hereto.

4.	The parties hereto acknowledge that they have read the above and foregoing Agreement thoroughly, that there has been adequate opportunity to consult legal counsel concerning this Agreement and that they have executed the same freely and voluntarily on the date hereof.

IN WITNESS WHEREOF, this Agreement has been agreed to and signed by each of the parties hereto, as of the day first above written.

SUPERNOVA ENERGY

By:
AUTHORIZED REPRESENTATIVE

OMR Drilling and Acquisition, LLC

By:	/s/ Nicholas A. Upchurch
NICHOLAS A. UPCHURCH MANAGING MEMBER